Exhibit 23 (j)(i) under Form N-1A
                                          Exhibit (23) under Item 601/Reg. S-K

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Information" in each Prospectus and "Independent Auditors" in each Statement of Additional Information, and to the incorporation by reference of our reports dated June 14, 2002, in Post-Effective Amendment Number 55 to the Registration Statement (Form N-1A, No. 33-20673) of the VISION Group of Funds dated April 30, 2002.





                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP


Boston, Massachusetts
April 15, 2003